Exhibit 10a

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our reports: (1) dated April 11, 2012, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, and (2) dated April 23, 2012, with respect to the financial statements of the subaccounts of Separate Account VA QQ included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-173975) under the Securities Act of 1933 and related Prospectus of DWS Personal Pension Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 23, 2012